UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2001

Planet Polymer Technologies, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

9985 Businesspark Avenue
San Diego, California 92131
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 549-5130

Item 5. Other Events
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 5.             Other Events

On July 17, 2001, Planet Polymer Technologies, Inc. reported that its common stock would be delisted from the Nasdaq Small Cap Stock Market on July 18, 2001 due to non-compliance with Nasdaq’s net tangible assets and minimum bid pricing requirements.

In addition, Planet Polymer also extended the Private Placement Offering closing date from Monday, July 16, 2001 to Wednesday, August 15, 2001.

The press release regarding the items described above is incorporated herein by reference and the foregoing description of the content thereof is qualified in its entirety by reference to such exhibit. The press release should be read in conjunction with the Note Regarding Forward Looking statements which is included in the text of the press release.

Additionally, Planet Polymer is announcing changes on the Board of Directors. Effective July 13, 2001, Dennis J. LaHood, who has been a director pursuant to an understanding between the Company and Agway, Inc., resigned due his retirement from Agway, Inc. Gerald Seeber of Agway, Inc. has been voted onto the Board of Planet Polymer fill the vacancy created by Mr. LaHood’s resignation.

Director Michael M. Coleman has notified Planet Polymer that he will resign from the Board on August 14, 2001 due to his upcoming retirement from The Pennsylvania State University. The seat held by Dr. Coleman will not be filled.

Director Thomas A. Landshof has also notified Planet Polymer that he will resign from the Board on August 14, 2001 due other business investments and outside commitments. The seat held by Mr. Landshof will not be filled.

(c)	Exhibits

99.1	Press release, dated July 17, 2001.

99.2	Press release, dated July 23, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Polymer Technologies, Inc.

Dated: July 24, 2001	By:	/s/ Richard C. Bernier Richard C. Bernier Chief Executive Officer and President Principal Financial Officer

INDEX TO EXHIBITS

99.1	Press release, dated July 17, 2001.

99.2	Press release dated July 23, 2001.

4